EXHIBIT 99.1

FOR IMMEDIATE RELEASE

U.S. DEPARTMENT OF ENERGY ELECTS NOT TO OFFER SECOND LOAN
GUARANTEE TO BEACON POWER

Tyngsboro, MA — October 8, 2010 — Beacon Power Corporation (Nasdaq: BCON), a leading provider of advanced energy storage products and services to support a more stable, reliable and efficient electricity grid, announced today that its recent application for a loan guarantee for a flywheel frequency regulation plant to be built in Glenville, New York, did not receive approval from the Department of Energy (DOE) to proceed to the next review stage.

“While we are disappointed with DOE’s decision, the support we’ve received from the agency has been excellent, as we signed a $2.8 million ARPA-E contract last month, closed a $43 million loan guarantee in August for our Stephentown plant, and were awarded a $24 million smart grid stimulus grant last November,” said Bill Capp, Beacon president and CEO. “As we complete the Stephentown plant, we’re continuing to move forward with our second 20 MW plant — supported by the stimulus grant — in the PJM grid region.”

Capp continuded: “With multiple sites under development, we can now decide whether to build our third plant in PJM instead of New York. This decision will be obvious if either market incorporates a ‘pay-for-performance’ tariff in the next year.  Because the loan guarantee application for the Glenville site had to be submitted before our lower-cost plant was fully designed, the application was necessarily based on the higher cost design of our Stephentown plant. We can now implement a lower-cost design for our second and subsequent plants.”

About Beacon Power Corporation

Beacon Power Corporation designs, develops and is commercializing advanced products and services to support stable, reliable and efficient electricity grid operation. Beacon’s Smart Energy Matrix™, now in production, being operated and earning revenue, is a non-polluting, megawatt-scale, utility-grade, flywheel-based solution designed to provide less expensive, more sustainable and effective frequency regulation services to the nation’s power grid. The Company’s business strategy is both to supply frequency regulation services from its own plants and to sell systems directly to utilities or grid operators in parts of North America and selected international markets. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events, financial performances, and project development. These “forward-looking” statements are identified by the use of terms and phrases such as “will,”

“believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; the complexity and other challenges of arranging project financing and resources for one or more frequency regulation power plants, including uncertainty about whether we will be able to comply with the disbursement or other conditions or covenants of the DOE-guaranteed Federal Financing Bank loan for our Stephentown, New York, facility; our need to comply with any disbursement or other conditions or covenants under the DOE Smart Grid grant program; a need to raise additional equity to fund Beacon’s projects and its other operations in uncertain financial markets; conditions in target markets, including the fact that it has taken longer than anticipated for some ISOs to comply with FERC’s requirement to update market rules to include new technology such as the Company’s; our ability to obtain site interconnection approvals, landlord approvals, or other zoning and construction approvals in a timely manner; limited experience manufacturing commercial products or supplying frequency regulation services on a commercial basis; limited commercial contracts for revenues to date; the dependence of revenues on the achievement of product optimization, manufacturing and commercialization milestones, as well as on improvements in regulation pricing (including the possibility of gaining regulatory and ISO approval of performance pricing for regulation services); the dependence of financial margins on implementing lower cost designs in our 2nd and subsequent 20 MW facilities; dependence on third-party suppliers; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; retaining key executives and the possible need in the future to hire and retain key executives; the historical volatility of our stock price, as well as the volatility of the stock price of other companies in the energy sector, especially in view of current conditions in the financial markets generally. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power filings with the Securities and Exchange Commission. Beacon Power expressly does not undertake any duty to update forward-looking statements.

Investor Relations Contact:

Chris Witty

Darrow Associates

646-438-9385

cwitty@darrowir.com